SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES EXCHANGE ACT OF 1934

Date of Report:   JANUARY 23, 1998

Date of Earliest Event Reported:    JANUARY 23, 1998

                    COUNTRYWIDE CREDIT INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)

      DELAWARE                    1-8422                      95-4083087
(State or Other           (Commission File Number)          (IRS Employer
   Jurisdiction                                               Identification
  of Incorporation                                               Number)

4500 PARK GRANADA, CALABASAS, CA                                  91302
(Address of principal executive offices)                        (Zip code)

Registrant's telephone number, including area code:   (818) 225-3000


ITEM 5.     OTHER EVENTS.

            Filing of Certain Materials. Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Securities Act"), concurrently with, or subsequent to, the filing of this Current Report on Form 8-K, Countrywide Home Loans, Inc. (the "Company") and Countrywide Credit Industries, Inc. (the "Guarantor," and together with the Company, the "Registrants") are filing Pricing Supplement No. 38, dated January 20, 1998 (the "Pricing Supplement"), to the Prospectus, dated August 12, 1997, as supplemented by the Prospectus Supplement, dated August 15, 1997, forming a part of the Registration Statement on Form S-3 (File Nos. 333-31529 and 333-31529-01), as amended (the "Registration Statement"), of the Registrants and relating to $2,000,000,000 aggregate offering price of the Company's Medium-Term Notes, Series F, Due Nine Months or More From Date of Issue (the "Notes"), which Notes are guaranteed as to principal, premium, if any, and interest by the Guarantor.

            Incorporation of Certain Documents by Reference. Pursuant to Rule 411 of Regulation C and Item 10(d) of Regulation S-K under the Securities Act and in reliance on MBIA Insurance Corp., Securities and Exchange Commission No-Action Letter (September 6, 1996), the Registrants will incorporate by reference the financial statements of MBIA Insurance Corporation into the Registration Statement. The financial statements will be referred to in the Pricing Supplement. In connection with the incorporation of such documents by reference, the Guarantor is hereby filing the consent of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") to such incorporation and to the use of their name in the Pricing Supplement. The consent of Coopers & Lybrand is attached hereto as Exhibit 99.1.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            The following is filed as Exhibit 99.1 hereto:

            Consent of Coopers & Lybrand, dated January 23, 1998.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Dated:  January 23, 1998

                                       COUNTRYWIDE CREDIT INDUSTRIES, INC.

                                        By:   /s/Stanford L. Kurland
                                              ----------------------
                                              Stanford L. Kurland
                                              Senior Managing Director and
                                              Chief Operating Officer





                               EXHIBIT INDEX

Exhibit No.                      Description
-----------                      -----------

99.1                             Consent of Coopers & Lybrand L.L.P. dated
                                 January 23, 1998.